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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 17, 1998
                        (Date of earliest event reported)



                           COMMUNITY BANK SYSTEM, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

          DELAWARE                     0-11716                  16-1213679
----------------------------         ------------         ----------------------
(State of other Jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


    5790 WIDEWATERS PARKWAY, DEWITT, NEW YORK                      13214
    -----------------------------------------                   -----------
    (Address of principal executive offices)                    (Zip Codes)


       Registrant's telephone number, including area code: (315) 445-2282


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                          This report contains 6 pages

                        Exhibit index located at page 2.



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Item 5.   Other Events


          Press release dated September 17, 1998 announcing stock repurchase program of Community Bank System, Inc.

COMMUNITY BANK SYSTEM, INC.                                  NEWS
5790 Widewaters Parkway                             For Further Information
DeWitt, New York  13214                               please contact:

                                                    David G. Wallace, S.V.P. and
                                                    Chief Financial Officer
                                                    Office: (315)445-2282
                                                    Fax:    (315)445-2997

FOR IMMEDIATE RELEASE

                     CBSI ANNOUNCES STOCK REPURCHASE PROGRAM

     Syracuse, New York, September 17, 1998 -- Community Bank System, Inc. (NYSE: CBU), a DeWitt-based bank holding company with $1.7 billion in assets, has announced that it is commencing a stock repurchase program to acquire up to 750,000 of its shares, which represents approximately 10% of the outstanding common stock. Shares will be purchased from time to time predominantly in open market transactions, and the program is expected to be completed within the next twelve months. As of June 30, 1998, the company had 7.622 million shares outstanding. The closing price on September 16, 1998 was $26.06 per share with an annualized dividend yield of 3.5%.

     The company also stated that the share repurchase program is intended to be accompanied by a reduction in its investment securities portfolio, largely through run-off due to anticipated prepayments and bond calls over the next several quarters. The company expects to use the resulting cash to reduce selected high cost liabilities.

     Sanford A. Belden, President and Chief Executive Officer, commented, "We believe that the share repurchase program combined with planned liability reduction represents an effective use of securities cash flow in the current financial market environment, which offers limited opportunity to purchase replacement investment securities providing an adequate return. It appears to be an opportune time to reduce our reliance on earnings from the investment portfolio necessitated over the last several years by our significant branch deposit acquisition program. Presently, the fair market value of the portfolio is well in excess of cost, with all sectors contributing to the market value gain."

     Belden went on to say, "If our strategy is successful, we expect that earnings per share and return on equity are likely to benefit, and our earning asset mix of loans and securities should become more favorable. Moreover, we believe that we have sufficient financial resources to conduct the share repurchase program while still maintaining the financial flexibility to move forward with our strategic growth plans,




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including possible acquisitions. This deleverage/stock buy-back strategy, as well as our recently announced 15% dividend increase, represent the company's continuing commitment to prudently enhance shareholder value."

     Approximately 65,000 of the shares will be purchased with funds received from the exercise of stock options over the last two years. All reacquired shares will become treasury shares and will be used for general corporate purposes, including the issuance of shares in connection with the exercise of stock options.

     The company pointed out that the share repurchase program is dependent on market conditions and that there is no guarantee as to the exact number of shares to be repurchased. In addition, purchases may be further limited if the company's strategy to reduce its balance sheet, which is particularly dependent on lowering high cost liabilities, cannot be fully achieved. Shares purchased in the open market must comply with Securities Exchange Commission Rule 10b-18, which includes the requirement that daily purchases will generally not exceed 25% of the average daily trading volume of the common stock over the preceding four weeks, except for block purchases. For the period ended August 31, 1998, that limitation is approximately 3,000 shares per day. Unsolicited negotiated transactions or other types of repurchases are possible.

     CBSI is a registered bank holding company based in DeWitt, New York. Its wholly-owned banking subsidiary, Community Bank, N.A. (www.communitybankna.com), is the fourth largest commercial banking franchise headquartered in Upstate New York, having 67 customer facilities located throughout Northern New York, the Finger Lakes Region, the Southern Tier, and Southwestern New York. CBSI is also parent to Benefit Plans Administrative Services, Inc. (BPA), a pension administration and consulting firm located in Utica, New York serving sponsors of defined benefit and defined contribution plans.

                           FORWARD-LOOKING STATEMENTS

     This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Moreover, the company's plans, objectives and intentions are subject to change based on various factors (some of which are beyond the company's control). Factors that could cause actual results to differ from those discussed in the forward-looking statements include: (1) risks related to credit quality, interest rate sensitivity and liquidity; (2) the strength of the U.S. economy in general and the strength of the local economies where the company is located; (3) the effect of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (4) inflation, interest rate, market and monetary fluctuations;
(5) the timely development of new products and services and customer perception of the overall value thereof (including features, pricing and quality) compared to competing products and services; (6) changes in consumer spending, borrowing and savings habits; (7) technological changes; (8) any acquisitions or mergers that might be considered by the company and the costs and factors associated therewith; (9) the ability to maintain and increase market share and control expenses; (10) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and generally accepted accounting principles; (11) changes in the company's organization, compensation and benefit plans and in the availability of, and compensation levels for, employees in its geographic markets; (12) the costs and effects of litigation and of any adverse outcome in such litigation; and (13) the success of the company at managing the risks of the foregoing.

     The foregoing list of important factors is not exclusive. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect events or circumstances after the date on which such statement is made. If the company does update or correct one or more forward-looking statements, investors and others should not conclude that the company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.




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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          COMMUNITY BANK SYSTEM, INC.
                                            (Registrant)


                                          by: /s/ SANFORD A. BELDEN
                                              ----------------------------------
                                                  Sanford A. Belden
                                                  President and
                                                  Chief Executive Officer



October 6, 1998